Exhibit 23.7


                [Letterhead of RP Financial, LC.]




                         April 15, 1998



Board of Directors
First Home Bancorp, Inc.
125 South Broadway
Pennsville, New Jersey  08070

Gentlemen:

     We hereby consent to the use of our firm's name in the Form S-4 Registration Statement of Sovereign Bancorp, Inc. and any amendments thereto, and the inclusion of, summary of and references to our fairness opinion in such filings including the combined Proxy Statement/Prospectus of Sovereign Bancorp, Inc. and First Home Bancorp, Inc.

                                   Very truly yours,

                                   RP FINANCIAL, LC.

                                   /s/ William E. Pommerening

                                   William E. Pommerening
                                   Chief Executive Officer